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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the financial statements of Redback Networks Inc., of our report dated March 5, 1999, which appears on page F-2 of the Prospectus constituting part of the Registration Statement on Form S-1 (No. 333-74479).

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
May 17, 1999




We hereby consent to the incorporation by reference in this reoffer prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 5, 1999 relating to the financial statements of Redback Networks Inc., which appears on page F-2 of the Prospectus constituting part of the Registration Statement on Form S-1 (No. 333-74479).

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
May 17, 1999